Exhibit 99.1

REVOCABLE PROXY – ALTAPACIFIC BANCORP

SPECIAL MEETING OF SHAREHOLDERS – October 28, 2019

The undersigned shareholder(s) of AltaPacific Bancorp (the “Company”) hereby nominates, constitutes and appoints Timothy J. Jorstad and Charles O. Hall, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at the Company’s Corporate Headquarters, 4845 Old Redwood Highway, Santa Rosa, California, 95403 on Monday, October 28, 2019, at 5:30 p.m., Pacific Time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as stated on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND DATE ON REVERSE SIDE.

       Proposals - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. THE PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

1.

Approval of Agreement and Plan of Merger. To approve the Agreement and Plan of Merger, dated July 24, 2019 (the “merger agreement”), by and between AltaPacific Bancorp and Banner Corporation, pursuant to which AltaPacific Bancorp will merge with and into Banner Corporation, with Banner Corporation as the surviving entity.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.

Grant of Discretionary Authority to Adjourn Meeting. To approve granting discretionary authority to adjourn the AltaPacific Bancorp special meeting, on one or more occasions, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the AltaPacific Bancorp special meeting to approve the terms of the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.

To transact such other business as may properly come before the Meeting and at any adjournment or adjournments thereof. Management at present knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the Meeting.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

       Non-Voting Items

  Change of Address – Please print new address below.

Meeting Attendance Mark box to the right if you plan to attend the Special Meeting	☐

       Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

  Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within this box.	Signature 2 – Please keep signature within this box.